UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 27, 2005

Cooper Cameron Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13884	76-0451843

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1333 West Loop South, Suite 1700, Houston, Texas 77027

(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code	(713) 513-3300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02. Results of Operations and Financial Condition
On October 27, 2005, Cooper Cameron Corporation issued a press release announcing its results of the third quarter ended September 30, 2005. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits:
     The following are being furnished as exhibits to this report:

Exhibit
Number	Exhibit Title or Description
Exhibit 99.1	Press Release of Cooper Cameron Corporation, dated October 27, 2005 — Cooper Cameron Third Quarter Earnings Total $0.86 Per Share.
Exhibit 99.1 to this report contains “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures reflect earnings before interest, taxes, depreciation and amortization expense (“EBITDA”) and free cash flow. A reconciliation of EBITDA and free cash flow to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) is included as an attachment to the press release. The Company believes the presentation of EBITDA and free cash flow is useful to the Company’s investors because EBITDA and free cash flow are appropriate measures of evaluating the Company’s operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company’s securities and making strategic acquisitions. In addition, EBITDA and free cash flow is a widely used benchmark in the investment community.
The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COOPER CAMERON CORPORATION
By:	/s/ Franklin Myers
Franklin Myers
Senior Vice President of Finance And Chief Financial Officer

Date: October 27, 2005

Cooper Cameron Corporation
Current report on Form 8-K
Dated October 27, 2005
EXHIBIT INDEX

Exhibit
Number	Exhibit Title or Description
Exhibit 99.1	Press Release of Cooper Cameron Corporation, dated October 27, 2005 — Cooper Cameron Third Quarter Earnings Total $0.86 Per Share.